Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made and entered into as of June 28, 2017, by and among Michael R. Dunn (the “Purchaser”), Cloud Security Corporation (OTCQB: CLDS), a Nevada corporation (the “Company”), and Goldenrise Development, Inc. a California corporation, the 92.12% equity owner of the Company (“Seller”). The Buyer and Seller may hereinafter be referred independently as “Party” or collectively as the “Parties”.

RECITALS

WHEREAS, the Seller owns 12,000,000 shares, or approximately 92.12%, on a fully diluted basis, of the issued and outstanding equity securities of the Company (“Shares”);

WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, all right, title, and interest in the Shares, on the terms, and subject to the conditions, set forth in this Agreement, for a total of US $400,000 (the “Purchase Price”);

NOW, THEREFORE, in consideration of the premises, and of the representations, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.       Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, at Closing (as hereinafter defined) Seller shall deliver to Purchaser the Shares free and clear of all liens, pledges, charges, claims, encumbrances, or third-party rights of any kind, and Purchaser will purchase, acquire, and accept from Seller the Shares.

2.       Payment for the Shares. A total of US $400,000 will be paid by Purchaser to Seller in exchange for the Shares as set forth below on or prior to Closing (as hereinafter defined):

a.	$180,000 in cash, by wire or check payable by Purchaser to Seller at Closing;
b.	$180,000 shall be withheld by Purchaser and applied towards monies owed by Seller to Purchaser; and
c.	$40,000 shall be with withheld by Purchaser and applied towards invoices related to the audit and legal fees associated with the reporting requirements of the Company through the date of Closing.

3.       Closing. The closing of the transaction contemplated by this Agreement (the “Closing”) shall take place no later than July 15, 2017. At the Closing, Seller will deliver to Purchaser documentation sufficient to transfer ownership of the Shares to Purchaser.

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4.       Company’s and Seller’s Representations and Warranties. Company and Seller hereby represent and warrant to Purchaser as follows:

a.       Seller has been duly organized and validly exists as a corporation in good standing under the laws of the State of California. Seller has the necessary corporate power to enter into this Agreement and to carry out the provisions and conditions of this Agreement. This Agreement has been duly and validly authorized, executed and delivered by Seller and represents a valid and binding agreement of Seller.

b.       The Shares have been duly authorized by Company and will be validly issued, fully paid and non-assessable upon delivery.

c.       Company has filed all reports, schedules, forms, statements and other documents required to be filed by Seller under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (“SEC Reports”). The financial statements of Seller included in the SEC Reports (“Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.

d.       There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the best knowledge of Seller and Company, threatened against Company and/or Seller or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (collectively, an “Action”).

e.       The representations and warranties and statements of fact made by Seller in this Agreement are, as applicable, accurate, correct, and complete and do not contain any untrue statements and information contained herein not false or misleading.

5.       Purchaser’s Representations and Warranties. Purchaser does hereby represent and warrant to Seller as follows:

a.       Purchaser has all requisite corporate power and authority to enter into and to carry out the provisions and conditions of this Agreement.

b.       Purchaser is an Accredited Investor, as defined in Regulation D of the Securities Act of 1933, as amended. Purchaser is experienced in evaluating companies such as Seller, is able to protect his interests in transactions such as the one contemplated by this Agreement, has such knowledge and experience in financial and business matters that render it capable of evaluating the merits and risks of the prospective investment in Seller, and has the ability to bear the economic risks of the investment.

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c.       Purchaser acknowledges that the Shares will initially be “restricted securities” (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (“Rule 144”), that the Shares will include a restrictive legend described in Section 7(g), and that the Shares cannot be sold unless registered with the SEC and qualified by appropriate state securities regulators, or unless Purchaser otherwise complies with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144).

d.       Purchaser is acquiring the Shares solely for its own account as principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part, and no other person or entity has a direct or indirect beneficial interest in such Shares. Purchaser will not sell or otherwise transfer the Shares without registration under the Act or an exemption therefrom and understands and agrees that it must bear the economic risk of the acquisition for an indefinite period of time.

6.	Closing Conditions.

a.       Purchaser’s obligation to complete the Closing and to the deliver the Purchase Price and subject to the satisfaction of each of the following conditions:

i.       At or prior to the Closing, Seller must have delivered or caused to be delivered to Purchaser the following:

1.       This Agreement duly executed by Seller;

2.       Documentation sufficient to evidence the sale, conveyance, and transfer of the Shares to Purchaser;

3.       Resolutions duly adopted by the Board of Directors of Seller approving the execution, delivery, and performance of this Agreement and all exhibits and schedules hereto and all other documents, instruments and writings required pursuant to this Agreement (the “Transaction Documents”);

4.       An instruction letter signed by Seller’s officer addressed to Company’s transfer agent of record, instructing the transfer agent to allocate the Shares and issue stock certificates pursuant to a schedule provided by Purchaser on or prior to Closing.

5.       All corporate records, board minutes and resolutions, tax and financial records, agreements, seals and any other information or documents reasonably requested by Purchaser’s representatives with respect to Seller and Company; and

6.       Such other documents as Purchaser may reasonably request in connection with this Agreement.

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ii.       Seller’s representations and warranties herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. Seller shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

iii.       At the Closing, Seller or Company shall have no liabilities, debts, payables (contingent or otherwise), or tax obligations. Additionally, no material changes to Seller’s business or financial condition shall have occurred since the date of this Agreement.

iv.       At the Closing, Company will be current in all SEC filings.

b.       Seller’s obligation to complete the Closing pursuant to this Agreement shall be subject to the satisfaction of each of the following conditions:

i.       At or prior to the Closing, Purchaser must have delivered or caused to be delivered to Seller the following:

1.       This Agreement duly executed by Purchaser;

2.       The Purchase Price; and

3.       Such other documentation as Seller may reasonably request in connection with the transaction contemplated hereby.

ii.       The representations and warranties of Purchaser in this Agreement shall be true in all material respects at the Closing with the same effect as though made at such time. Purchaser shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with at or prior to the Closing.

7.	General Provisions.

a.       Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO THE RULES OF CONFLICTS OF LAW.

b.       Venue. The Parties agree that the Courts of the County of Los Angeles, State of California shall have sole and exclusive jurisdiction and venue for the resolution of all disputes arising under the terms of this Agreement and the transactions contemplated herein.

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c.       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

d.       Entire Agreement. This Agreement represents the entire agreement between the Parties relating to the subject matter hereof, superseding any and all contemporaneous and prior written or oral agreements and understandings. This Agreement may be amended or modified only by a written agreement signed by the Parties.

e.       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

f.       Notices. Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (1) in person, (2) by certified mail, postage prepaid, return receipt requested, (3) by facsimile or electronic mail, or (4) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be addressed to the addresses provided at Closing, or to such other address as either party may from time to time specify in writing to the other party consistent with these notice provisions:

g.       Legend. The Shares will bear the following legend; THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS A COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT HAS BEEN MADE OR UNLESS AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION PROVISIONS HAS BEEN ESTABLISHED, OR, UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933.

h.       Except as provided herein, Seller and Purchaser shall bear their own expenses incurred with respect to this Agreement and the transactions contemplated hereby.

[Signature Page Follows]

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The Parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

Buyer:

By:/s/ Michael R. Dunn
Name: Michael R. Dunn

Seller:
GOLDENRISE DEVELOPMENT, INC.

By: /s/ Ni Li
Name: Ni Li
Title: Secretary & Director

Acknowledged and accepted by Company:

CLOUD SECURITY CORPORATION

By:/s/ Michael R. Dunn
Name: Michael R. Dunn
Title: CEO

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